UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1815 Griffin Road, Suite 401, Dania Beach, FL	33004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, the Majority Stockholder (as defined in Item 5.07 below) of the Company delivered to the Company a stockholder action by written consent removing Kellie Newton, Craig Fabel, and Kristen High from the Company’s board of directors (“Board”), without cause, effective immediately, and elected Gary A. Shangold as a member of the Board, effective immediately. Dr. Shangold will join Thomas E. Vickers and Kuno van der Post, each an incumbent director, in comprising the Board. Mr. Vickers is Chairman of the Board and Interim Chief Executive Officer of the Company, and Dr. van der Post is an independent director on the Board.

Dr. Shangold, age 69, has been the Chief Medical Officer of Enteris BioPharma, a subsidiary of SWK Holdings, since January 2020. He is the Founder and Chief Executive Officer of InteguRx Therapeutics LLC, a startup developing transdermal products, since May 2011, and the President and Managing Member of Convivotech LLC, a life sciences consultancy, since December 2005. Previously, from January 2008 to December 2010, Dr Shangold was the Chief Medical Officer and Executive Vice President, Research & Development at Xanodyne Pharmaceuticals Inc, a venture-backed pharma company. From December 2002 to December 2005, Dr Shangold was President, Chief Executive Officer, and a Director of NovaDel Pharma, a publicly-traded specialty pharma company. Earlier, he held several senior roles in Clinical Research and Regulatory Affairs over more than 10 years at Johnson & Johnson Pharmaceutical R&D, and prior to that he was Medical Director for Ob/Gyn/Infertility at Serono Laboratories US. In his pharma career, Dr. Shangold has had key roles in the development and/or approval of 10 products. Before entering the pharmaceutical industry, Dr. Shangold began his career in academia, on the Faculty of The University of Chicago Pritzker School of Medicine, and later at Massachusetts General Hospital/Harvard School of Medicine.

Since 2019, Dr. Shangold has been a Trustee of the Somerset Health Care Foundation, the fund-raising arm of RW Johnson – Somerset Hospital, part of the RWJ-Barnabas network in NJ. Dr. Shangold served on the Board of Directors of OmniComm Systems Inc. from July 2014 until September 2019 when the company was acquired by Anju Software Inc., and on the Board of Directors of Pepgen Inc, a venture-backed biotech company, from December 2004 through June 2009. He has been President of the American Academy of Pharmaceutical Physicians (2005), and Chair of the Association of Clinical Research Professionals (2013), a 14,000-member nonprofit dedicated to excellence and professionalism in clinical research globally. Dr. Shangold received his MD degree from Columbia University in June 1977 and his Bachelor of Arts degree from the University of Pennsylvania in May 1973. Dr. Shangold performed his residency in Obstetrics & Gynecology at the University of Miami/Jackson Memorial Hospital from June 1977 to June 1981 and his fellowship in Reproductive Endocrinology in the Department of Obstetrics & Gynecology at the University of Southern California/Los Angeles County Medical Center from July 1981 to June 1983. Dr. Shangold holds Board Certifications in Obstetrics & Gynecology and in Reproductive Endocrinology, and is the author of numerous clinical and basic science publications

Dr. Shangold will be appointed to the Audit Committee and the Nominating and Corporate Governance Committee.

The Board has determined that Dr. Shangold is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the Nasdaq Stock Market. Under the terms of the Company’s 2017 Equity Incentive Plan, effective on December 8, 2022, Dr. Shangold will receive an annual grant of stock options with a term of ten years to purchase 100,000 shares of common stock of the Company (“Common Stock”), at a per share exercise price equal to the closing price of the Common Stock on the grant date, with 25% of the options vesting every 90 days following the grant date subject to his continuous service on the Board.

There are no family relationships between Dr. Shangold and any director or executive officer of the Company nor are there any transactions between Dr. Shangold or any member of his immediate family and the Company that would be reportable as a related party transaction under the rules of the SEC. Further, there is no arrangement or understanding between Dr. Shangold and any other persons or entities pursuant to which Dr. Shangold was elected as a director of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2022, the record date, the stockholder holding a majority of the voting securities of the Company (the “Majority Stockholder”), took action by written consent (“Written Consent”) in accordance with Article 1, Sections 7 of the Company’s by-laws and Sections 78.320 of the Nevada Revised Statutes. As of such date, the Majority Stockholder held approximately 4,248,401, or approximately 10.2% of the Company’s issued and outstanding common stock (“Common Stock”), 3,635,000 shares, or approximately 90.1% of the Company’s issued and outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and 1,000,000 shares, or 100% of the Company’s issued and outstanding Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The foregoing described shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock held by the Majority Stockholder represented 88% of the votes entitled to be cast on the matters voted upon.

Pursuant to the Written Consent, the Majority Stockholder removed Kellie Newton, Craig Fabel, and Kristen High from the Board and elected Dr. Shangold as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2022	VERITAS FARMS, INC.

	By:	/s/ Ramon A. Pino
Ramon A. Pino, Chief Financial Officer

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